                                 RMI TITANIUM COMPANY

                                 NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 AND PROXY STATEMENT

                                 March 31, 1994
                                 1:00 P.M. Eastern Standard Time
                                 Pavilion Room
                                 Avalon Inn and Resort
                                 9519 East Market Street
                                 Warren, Ohio
                                 -----------------------------------------------

                                 TABLE OF CONTENTS
                                                                            Page
                                 Notice of Annual Meeting of Shareholders......3
                                 Proxy Statement...............................4
                                   The Board of Directors......................4
                                   Proposal No. 1 -- Election of Directors.....6
                                     Class I Nominees for Director.............7
                                     Continuing Directors......................8
                                   Proposal No. 2 -- Election of Independent
                                 Accountants...................................9
                                   Proposal No. 3 -- Amendment of Articles of
                                 Incorporation................................11
                                   Other Information..........................13

                                 -----------------------------------------------

                                                              1000 Warren Avenue
                                                              Niles, Ohio 44446

March   , 1994

Dear Shareholder:

You are cordially invited to attend the 1994 Annual Meeting of Shareholders to be held on March 31, 1994, in the Pavilion Room of the Avalon Inn and Resort at 9519 East Market Street, Warren, Ohio at 1:00 P.M., Eastern Standard Time. Your Board of Directors and management look forward to greeting personally those shareholders who are able to attend.

The meeting will begin with a report on Company operations followed by discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and other business matters properly brought before the meeting.

Whether or not you plan to attend, it is important that you vote your shares. It is especially important that you vote your shares this year since the Board of Directors is recommending a proposal to amend the Articles of Incorporation to effect a one-for-ten reverse stock split. Adoption of this proposal requires the affirmative vote of at least two-thirds of the outstanding shares. Please promptly read the Proxy Statement and then complete, sign, date and return your proxy card in the enclosed prepaid envelope.

We look forward to seeing as many of you as possible at the 1994 Annual Meeting.

Sincerely,

L. FREDERICK GIEG, JR.
President and Chief Executive Officer

ROBERT M. HERNANDEZ
Chairman of the Board

                                                              1000 Warren Avenue
                                                              Niles, Ohio 44446

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 31, 1994

    The Annual Meeting of Shareholders of RMI Titanium Company will be held on March 31, 1994, at 1:00 P.M., Eastern Standard, in the Pavilion Room, Avalon Inn and Resort, 9519 East Market Street, Warren Ohio, for the following purposes.

    1. To elect three Class I directors.

    2. To elect independent accountants for 1994.

    3. To consider and act upon a proposal to amend the Articles of Incorporation to effect a one-for-ten reverse stock split.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record as of the close of business on March 1, 1994, are entitled to notice of and to vote at the meeting.

                                            By Order of the Board of Directors,

                                                RICHARD M. HAYS
                                                   Secretary

Dated March   , 1994

YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED PREPAID ENVELOPE. THE GIVING OF THE ENCLOSED PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

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

RMI TITANIUM COMPANY
1000 Warren Avenue, Niles, Ohio 44446

March   , 1994

                                PROXY STATEMENT

    This proxy statement, which is to be mailed on or about March   , 1994, is
furnished in connection with the solicitation of proxies by the Board of Directors of RMI Titanium Company (the "Company") for use at the 1994 Annual Meeting of Shareholders to be held on March 31, 1994, at the time, place and for the purposes described in the accompanying Notice of Annual Meeting. On March 1, 1994, there were 14,750,459 shares of Common Stock of the Company outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. Shareholders whose names appeared of record on the books of the Company at the close of business on March 1, 1994, will be entitled to vote at the meeting. Shares cannot be voted at the meeting unless the owner of record is present to vote or is represented by proxy.

    Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies will be voted for the election of the nominees for director named herein, for the election of Price Waterhouse as independent accountants for 1994 and for Proposal No. 3 to amend the Articles of Incorporation. Directors are elected by a plurality of votes cast and independent accountants by a majority of votes cast. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against any nominee for director or any other voting matter except that since adoption of Proposal No. 3 to amend the Articles of Incorporation requires the affirmative vote of at least two-thirds of the outstanding shares of the Common Stock, abstentions and broker non-votes have the effect of a vote against the Proposal.

    The Company knows of no business which may be presented for consideration at the Annual Meeting other than as indicated in the Notice of Annual Meeting. If any other business should properly come before the meeting, the persons named in the proxy have discretionary authority to vote in accordance with their best judgment. A proxy may be revoked by a shareholder at any time prior to its use by a subsequent executed proxy, by giving notice of revocation to the Secretary of the Company, or by voting in person at the Annual Meeting.

    The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, telegram, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Common Stock of the Company held of record by such persons and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                             THE BOARD OF DIRECTORS

    The Company is a successor to entities that have been operating since 1950 and in the titanium industry since 1958. On April 20, 1990, USX Corporation ("USX") and Quantum Chemical Corporation ("Quantum") transferred their entire ownership interests in the Company's immediate predecessor, RMI Company, an Ohio general partnership, to the Company in exchange for 15,000,000 shares of the Company's Common Stock (the "Reorganization")". Quantum then sold its 7,500,000 shares to the public. USX retained ownership of its 7,500,000 shares. See "Other Information-Security Ownership-Security Ownership of Certain Beneficial Owners". As used herein, references to the "Company" include the Company, its predecessors, including RMI Company, and its subsidiaries, unless the context otherwise requires.

    The business and affairs of the Company are under the general direction of a Board of Directors as provided by the Code of Regulations of the Company and the laws of the State of Ohio. The Board of Directors presently consists of ten members, nine of whom are neither officers nor employees of the Company or its subsidiaries. Three of the Board members are officers or employees of USX, and two Board members are retired officers of USX. The Board of Directors met five times during 1993. No director attended fewer than 75%

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

of the total number of meetings of the Board of Directors and of the committees of the Board on which he served during 1993.

    There are four principal committees of the Board of Directors. Committee membership, the functions of those committees and the number of meetings held during 1993 are described below.

EXECUTIVE COMMITTEE

    The members of the Executive Committee are Robert M. Hernandez (Chairman),
L. Frederick Gieg, Jr., Craig R. Andersson and Charles C. Gedeon.

    The Executive Committee was established to assist the Board in the discharge of its responsibilities and may act on behalf of the Board when emergencies or scheduling make it difficult to convene all the directors. All actions taken by the Committee must be reported at the Board's next meeting. During 1993, there were no Executive Committee meetings held.

AUDIT COMMITTEE

    The members of the Audit Committee, which is composed entirely of directors who are not employees of the Company, are Dan F. Huebner (Chairman), Craig R. Andersson, William E. Lewellen and Wesley W. von Schack.

    The Audit Committee makes recommendations to the Board of Directors regarding the independent accountants to be nominated for election by the shareholders and reviews the independence of such accountants, approves the scope of the annual audit activities, approves the audit fee payable to the independent accountants, reviews audit results and regularly meets with the Company's internal auditors. The Committee monitors developments in accounting standards and principles followed by the Company in its financial reporting activities and discusses with management the systems of internal accounting controls. The independent accountants have full and free access to the Committee and may meet with it, with or without management being present, to discuss all appropriate matters. The Audit Committee held four meetings during 1993.

ORGANIZATION AND COMPENSATION COMMITTEE

    The members of the Organization and Compensation Committee, which is composed entirely of directors who are not employees of the Company, are Neil A. Armstrong (Chairman), Craig R. Andersson, Keith K. Kappmeyer, Wesley W. von Schack and Louis A. Valli.

    The Organization and Compensation Committee makes recommendations to the Board concerning the membership of the committees of the Board and general executive management organization matters. The Committee is responsible for recommendations to the Board on all matters of policy and procedures relating to compensation of executive management, for approving the salaries of officers (other than any officer-directors, whose salaries are approved by the Board) and for administration of the Company's formal compensation plans, including the Annual Incentive Compensation Plan, the Stock Option Incentive Plan and the Employee Restricted Stock Award Plan. The Committee makes recommendations to the Board concerning policy matters relating to employee benefits and employee benefit plans. In addition, the Committee makes recommendations to the Board concerning its size and candidates for election as directors, including nominees recommended by shareholders for election as director. Such recommendations, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of the Company for presentation to the Organization and Compensation Committee. The Organization and Compensation Committee held two meetings during 1993.

FINANCE COMMITTEE

    The members of the Finance Committee are William E. Lewellen (Chairman), Neil A. Armstrong, Charles C. Gedeon, L. Frederick Gieg, Jr., Robert M. Hernandez and Dan F. Huebner.

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

    The Finance Committee makes recommendations to the Board concerning dividends and matters of financial import and has authority to approve certain borrowings by the Company. The Finance Committee held one meeting during 1993.

COMPENSATION OF DIRECTORS

    Directors who are officers or employees of the Company receive no fees or remuneration, as such, for their services as directors. For so long as USX is a shareholder, directors who are officers or employees of USX will accept no fees or remuneration for their services as directors but participate in the 1989 Non-Employee Director Restricted Stock Award Plan (described below). Non-employee directors receive an annual retainer plus a fee for each Board or committee meeting attended, except that no fee is payable for attending a committee meeting if there is a Board meeting on the same day. Effective February 1, 1993 the Board reduced the annual retainer and meeting fee by 10% to $22,500 and $450 respectively. Each non-employee committee Chairman also receives an additional annual retainer which was reduced February 1, 1993 to $2,500. The Board authorized payment of one-half of the annual retainer payable to non-employee directors and to non-employee committee Chairmen for the annual period beginning May 1, 1993 in the Company's common stock based on a value of $2 per share.

    The 1989 Non-Employee Director Restricted Stock Award Plan (the "Plan") authorizes the award of up to 15,000 shares of the Company's Common Stock, subject to adjustment in certain circumstances, to the non-employee directors of the Company. No grant may be made under the Plan after December 31, 1994. The Plan provides that on the date of each Annual Meeting of Shareholders of the Company, each eligible director who is then a continuing or an elected director shall be awarded 300 restricted shares. A person who becomes an eligible director after an Annual Meeting will receive a grant of a pro rata portion of 300 shares based on full months of service until the next Annual Meeting. Each of the incumbent directors, other than Mr. Gieg, received a grant of 300 shares under the Plan with respect to the 1993 Annual Meeting and each eligible director will receive a similar grant in 1994. Shares awarded under the Plan are subject to a restriction providing that a participant shall not be permitted to sell, transfer, pledge or assign awarded shares during the period commencing with the date of an award and ending with the retirement of the participant from the Board of Directors. Upon a participant's ceasing to remain a director of the Company for any reason other than retirement, the participant's restricted shares are forfeited. However, upon a participant's total disability or death, the restrictions applicable to such participant's restricted shares automatically lapse. Also, in the event of a change of control of the Company, the restrictions with respect to a participant's shares will lapse. The Board of Directors may amend, suspend or terminate the Plan at any time. However, shareholder approval is required before the Board may increase the maximum number of shares which may be awarded under the Plan, extend the term of the Plan or impair the rights of a participant with respect to an outstanding award, except under defined circumstances.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

    Under the Code of Regulations of the Company, the directors are divided into up to three classes: Class I; Class II; and Class III. Each class must consist of no fewer than three and no more than four directors. At such time as there are nine or more directors, or at such time as the number of directors is reduced to a number less than nine, the Board of Directors shall take such action as it in its sole discretion deems necessary to reconstitute or change the number and/or terms of the classes of directors in order to comply with the foregoing requirement. The Board of Directors has set the number of directors at nine, effective as of the 1994 Annual Meeting.

    The term of the Class I directors expires at the 1994 Annual Meeting of Shareholders. The terms of the Class II and Class III directors will expire at the 1995 and 1996 Annual Meetings of Shareholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are identified as being of the same class as those directors they succeed and are elected for a term to expire at the third Annual Meeting of Shareholders after their election if there are three classes of directors, and at the second Annual Meeting of Shareholders after their election if there are two classes of directors, and in any case until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director he succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.

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

    Three incumbent Class I directors are nominees for election this year for a three-year term expiring at the 1997 Annual Meeting. The other incumbent Class I director, Keith K. Kappmeyer, is retiring from the Board. Of the nine incumbent directors who are nominees for election or continuing directors, one is a current officer of the Company and the remaining eight have high level executive or professional experience. Three directors are officers of USX, a diversified company conducting business principally in energy and steel and one is a retired officer of USX. A brief statement of the background of each nominee and each continuing Class II and Class III director is given on the following pages. If any nominee is unable to serve, proxies may be voted for another person designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable to serve.

                    NOMINEES FOR DIRECTOR--TERM EXPIRES 1997

                                    CLASS I

NEIL A. ARMSTRONG                                                        Age: 63
CHAIRMAN, AIL SYSTEMS, INC.                                  Director since 1990
(A DEFENSE ELECTRONICS COMPANY)

Mr. Armstrong received a BS degree in aeronautical engineering from Purdue University and an MS degree in aerospace engineering from the University of Southern California. For 17 years he served with the National Aeronautics and Space Administration and its predecessor agency as engineer, test pilot, astronaut and administrator. From 1971 to 1979 he was professor of aerospace engineering at the University of Cincinnati. He became Chairman of Cardwell International, Ltd. in 1980; Chairman of CTA, Inc. in 1982; and Chairman of AIL Systems, Inc. in 1989. He is a director of Cincinnati Gas and Electric Company, Cincinnati Milacron, Inc., Eaton Corporation, Thiokol Corp., UAL Corporation and USX. He is a member of the National Academy of Engineering.

ROBERT M. HERNANDEZ                                                      Age: 49
CHAIRMAN OF THE BOARD OF THE COMPANY                         Director since 1990
EXECUTIVE VICE PRESIDENT-ACCOUNTING & FINANCE AND
CHIEF FINANCIAL OFFICER, USX CORPORATION

On November 1, 1991, Mr. Hernandez was elected Executive Vice President-Accounting & Finance and Chief Financial Officer and Director of USX. Mr. Hernandez had been Senior Vice President-Finance & Treasurer of USX from October 1, 1990, to October 31, 1991. Mr. Hernandez was President-U.S. Diversified Group of USX from June 1, 1989, to September 30, 1990, and in such role had responsibilities for USX's businesses not related to energy and steel. From January 1, 1987, until May 31, 1989, he was Senior Vice President and Comptroller of USX. Mr. Hernandez has his undergraduate degree from the University of Pittsburgh and his MBA from the Wharton Graduate School of the University of Pennsylvania. In addition to being a director of USX, he is a director of ACE Limited, Marinette Marine Corporation, Allegheny Health, Education and Research Foundation, Allegheny General Hospital, the Pennsylvania Chamber of Business and Industry and the Pennsylvania Business Roundtable.

WESLEY W. VON SCHACK                                                     Age: 49
CHAIRMAN OF THE BOARD, PRESIDENT AND                         Director since 1991
CHIEF EXECUTIVE OFFICER, DQE
(ENERGY SERVICE HOLDING COMPANY)

Mr. von Schack has been a director of DQE since 1989 and of Duquesne Light Company since 1986 and is Chairman of the Board, President and Chief Executive Officer of DQE and of Duquesne Light. DQE is the parent company of Duquesne Light. He is also a director of Mellon Bank Corporation, Mellon Bank, N.A., the Regional Industrial Development Corporation of Southwestern Pennsylvania, the Greater Pittsburgh Chamber of Commerce, the Pennsylvania Business Roundtable, Edison Electric Institute and Duquesne University and a trustee of Carnegie Mellon University and the Pittsburgh Cultural Trust. Mr. von Schack's educational background includes an AB in economics from Fordham University, an MBA from St. John's University and a Doctorate of Professional Studies from Pace University.

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

                    CONTINUING DIRECTORS--TERM EXPIRES 1995

                                    CLASS II

CRAIG R. ANDERSSON                                                       Age: 56
VICE-CHAIRMAN                                                Director since 1990
ARISTECH CHEMICAL CORPORATION
(CHEMICAL PRODUCER)

Mr. Andersson is a director and became Vice-Chairman of Aristech Chemical Corporation on January 1, 1994. Previously, he was President and Chief Operating Officer, a position he had held since December 4, 1986. Mr. Andersson was President, and prior to that, Vice President, of USS Chemicals Division of USX (the predecessor of Aristech) from 1981. He is a member of the American Institute of Chemical Engineers, The Society of the Plastics Industry, The Society of the Chemical Industry, Chemical Manufacturers Association and Alpha Chi Sigma (a chemical professional society). He is also a member of the Executive Committee of The Society of the Chemical Industry. He has a Bachelor of Science degree in chemical engineering from the University of Minnesota.

DAN F. HUEBNER                                                           Age: 62
RETIRED VICE CHAIRMAN AND DIRECTOR GRUMMAN CORPORATION       Director since 1990
(AIRCRAFT MANUFACTURER)

Mr. Huebner graduated from the University of Minnesota in 1955 with a BS degree in aeronautics and received his MS degree in aeronautics and an aeronautical engineering degree from the California Institute of Technology. After serving as a U.S. Air Force Ballistic Missile Division Project Officer from 1958 to 1960, he joined General Electric Company as Manager of Advanced Satellite Programs. He held general management positions in a wide variety of domestic and international business areas as well as executive positions in worldwide business development, strategic planning and corporate development. Mr. Huebner joined Grumman Corporation in 1981 as Senior Vice President-Marketing and Advanced Technology. In 1985 Mr. Huebner was elected Senior Vice President-Corporate Development and Marketing and in 1986 was elected Vice Chairman-Development and a director. He retired in June 1989. Mr. Huebner is a member of the Board of Trustees of The Green Point Savings Bank and the Atlantic Insurance Company and a member of the Board of Directors of The Centennial Insurance Co. and the United Home Care, Inc.

WILLIAM E. LEWELLEN                                                      Age: 68
RETIRED SENIOR VICE PRESIDENT-FINANCE AND TREASURER          Director since 1990
USX CORPORATION

Mr. Lewellen served as Senior Vice President-Finance and Treasurer of USX from 1982 until his retirement on September 30, 1990, and previously had served as a Vice President of USX since 1976. He is a graduate of Bethany College and the University of Louisville School of Law. Mr. Lewellen is a director of Pitt-Des Moines, Inc., Joseph Horne Co., and Magee Women's Health Corporation, and is a trustee of Bethany College. He is also a member of the Kentucky and Federal Bars and a life member of Financial Executive Institute.

                    CONTINUING DIRECTORS--TERM EXPIRES 1996

                                   CLASS III

CHARLES C. GEDEON                                                        Age: 53
EXECUTIVE VICE PRESIDENT-RAW MATERIALS                       Director since 1991
AND DIVERSIFIED BUSINESSES
U.S. STEEL GROUP, USX CORPORATION

Mr. Gedeon joined USX in 1986 as Vice President-Raw Materials and President of its coal mining company. He was promoted to Senior Vice President-Related Resources for USX in 1988 and advanced to the position of President, U.S. Diversified Group in 1990. He assumed his current position in 1992. From 1983 until he joined USX, Mr. Gedeon had been Vice President-Operations of National Steel Corporation. Mr. Gedeon is a member of the Board of Directors of Zuari Agro Chemicals of India and a member of the American Iron and Steel Institute.

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

L. FREDERICK GIEG, JR.                                                   Age: 62
PRESIDENT AND CHIEF EXECUTIVE OFFICER                        Director since 1990
OF THE COMPANY

Mr. Gieg has been President and Chief Executive Officer of the Company and its predecessor since September 1, 1982. Previously, Mr. Gieg had been Vice President and General Manager of the Western Steel Division of USS and Senior Vice President of Manufacturing and Associated Subsidiaries of USX through August 1982. He began his career with USX in June 1953. Mr. Gieg is a member of the Board of Trustees of the United Way of Trumbull County; a member of the Operating Board of Leadership Warren and of the Board of Trustees of Leadership Youngstown; and past President and member of the Board of Directors of the Titanium Development Association and National Multiple Sclerosis Society. He has a BA degree from Dartmouth College and a degree from the Advanced Management Program at Harvard University.

LOUIS A. VALLI                                                           Age: 61
SENIOR VICE PRESIDENT-EMPLOYEE RELATIONS
USX CORPORATION

On June 1, 1989, Mr. Valli was elected Senior Vice President-Employee Relations of USX. Mr. Valli was named Vice President-Benefits Administration on August 1, 1980, and was appointed Vice President-Personnel in 1982. He began his career with USX in 1954. Mr. Valli is a trustee of Point Park College and a member of the Labor Policy Association, the Personnel Roundtable and the Association of Iron and Steel Engineers. He has a BA degree in business administration from the University of Pittsburgh.

             PROPOSAL NO. 2 -- ELECTION OF INDEPENDENT ACCOUNTANTS

    Price Waterhouse has served as independent accountants for the Company and its predecessors for a number of years. For the year 1993, Price Waterhouse rendered professional services in connection with the audit of the financial statements of the Company and its subsidiaries, including examination of certain employee benefit plans. It is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of independent accountants.

    Representatives of Price Waterhouse will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF PRICE WATERHOUSE AS
               INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR 1994.

                         INTRODUCTION TO PROPOSAL NO. 3

    The Company, along with the rest of the titanium industry, has experienced a severe downturn in market conditions over the last three years. The Company believes that a number of factors are responsible for this situation. Among these factors are an abundant supply of titanium sponge, aggressive international competition, declining military spending, lack of commercial airline profitability and an uncertain economy. Soft demand and reduced prices have resulted in the Company incurring losses in 1991, 1992 and 1993. These losses have eroded the Company's equity base and impeded the generation of cash, forcing increased reliance on the Company's $75 million credit line. Aggressive cost-cutting efforts, improved operating efficiencies and the sale of assets have enabled the Company to maintain operations in its traditional markets during this period. However, the timing and the extent of recovery in the Company's principal market, aerospace, are uncertain.

    In an effort to lessen its dependence on the aerospace market and to increase its participation in other markets, the Company has devoted significant efforts to developing applications and new markets in the energy industry. The Company believes that these markets offer significant potential for profitable business. In October 1993, the Company received a contract for the world's first titanium drilling riser for use by a major oil company in a North Sea development project. The Company is currently working closely with several oil companies and engineering concerns on a number of potential projects in these markets.

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

    In order to adequately finance the development of these new markets, while meeting other liquidity requirements, the Board of Directors has determined that the Company should seek to raise up to $30,000,000 in net cash proceeds. The Company currently intends to raise this amount through a rights offering to shareholders (the "Rights Offering").

    In the Rights Offering, the Company would expect to issue transferable subscription rights (the "Rights") to holders of Common Stock as of a certain record date to subscribe for and purchase, during a limited period of time, additional shares of Common Stock at a specified price per share (the "Subscription Price"). The Subscription Price would be determined based on market conditions and advice from Lehman Brothers, which is acting as the Company's Financial Advisor, at the time the Rights Offering commences. The Subscription Price is expected to be substantially below the market price per share for the Common Stock at the time the Rights are issued and issuance of the Rights is expected to result in a lower market price of the Common Stock. Each whole Right would entitle the holder thereof (a "Rightholder") to purchase from the Company a specified number of shares of Common Stock (the "Basic Subscription Privilege"). The Rights would be freely transferable and it is anticipated that they would trade on the New York Stock Exchange (NYSE), although no assurance can be given that a trading market will develop for the Rights. It is contemplated that each Right also would carry the right to subscribe (the "Oversubscription Privilege") at the Subscription Price for additional shares of Common Stock that are not purchased by other Rightholders pursuant to the Basic Subscription Privilege up to the total number of Rights issued; however, there can be no assurance that the Oversubscription Privilege will be available in any Rights Offering made by the Company. The Subscription Price would be payable in cash.

    As part of the Rights Offering, the Company, with the assistance of the Financial Advisor, may also arrange for unaffiliated high net worth individuals or institutional investors, possibly including an underwriter (collectively, the "Standby Purchasers"), to agree severally to purchase all or a portion of the shares of the Company's Common Stock not subscribed for by Rightholders through the Basic Subscription Privilege or the Oversubscription Privilege. In addition, each Standby Purchaser may be guaranteed the right to purchase or may be committed to purchase a minimum number of shares. If there were insufficient shares available for issuance to Standby Purchasers after the exercise of Rights by Rightholders to satisfy this minimum purchase right, the Company would sell shares to the Standby Purchasers. In the event that the Rights Offering were only partially subscribed, the number of shares remaining unsold after the exercise of Rights by Rightholders would be allocated among the Standby Purchasers pro rata according to their maximum standby purchase commitments.

    USX has indicated that if the terms and conditions of the Rights Offering meet with its approval, it intends to purchase the shares of Common Stock covered by the Rights issued to it and it does not intend to exercise any Oversubscription Privilege.

    If Proposal No. 1 below (the "Reverse Split Proposal") is approved by the shareholders at the Annual Meeting, and the Company decides to conduct the Rights Offering, it would be made by means of a separate mailing of a prospectus filed with the Securities and Exchange Commission and subscription warrants evidencing the right to purchase shares of Common Stock. Even if the Reverse Split Proposal is approved by the stockholders at the Annual Meeting, however, there can be no assurance that the Rights Offering will in fact be commenced or consummated. The Rights Offering will not require approval of the shareholders.

                                 PROPOSAL NO. 3

                   AMENDMENT OF ARTICLES OF INCORPORATION TO
                     EFFECT ONE-FOR-TEN REVERSE STOCK SPLIT
GENERAL

    The Board is seeking the approval of the shareholders of the Company to amend the Articles of Incorporation of the Company, effective on such date as the Certificate of Amendment is filed with the Secretary of State of the State of Ohio (the "Effective Date"), to implement a one-for-ten reverse stock split (the "Reverse Split"). A reverse stock split is effected under Ohio law by amending the Company's Articles of Incorporation. If the Reverse Split is approved by the requisite vote of the Company's shareholders, upon filing

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

of the Certificate of Amendment with the Ohio Secretary of State, the Reverse Split will be effective, and each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split (the "Old Shares") will be deemed automatically, without any action on the part of the shareholders, to represent one-tenth the number of shares of Common Stock after the Reverse Split (the "New Shares"). The proposed amendment to the Company's Articles of Incorporation is set forth in Exhibit I to this Proxy Statement.

PURPOSES OF REVERSE STOCK SPLIT

    The Board of Directors believes that the current low per share price of the Common Stock may reduce the effective marketability of the shares because of the reluctance of many leading institutional investors to trade in low-priced stocks and because brokerage firms are reluctant to recommend low-priced stocks to their clients. Certain institutional investors also have internal policies and practices which tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stocks because the brokers' commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced stock. The Reverse Split Proposal should result in an increase in the quoted market price of the Common Stock and, if the Rights Offering is made, result in a greater market price for the Rights. For the same reasons set forth above, the Board of Directors believes that the result of the Reverse Split, in the event the Rights are issued, should be to enhance the efficiency of the secondary markets with respect to trading the Rights and thus result in the exercise of a greater number of the Rights and increase the proceeds received by the Company.

    The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Split will result in an increase in the quoted market price of the Common Stock to a level which the Board believes is a more readily accepted trading price in the capital markets. There can be no assurance, however, that any such increase would be in proportion to the one-for-ten reverse stock split ratio, or that the per share price level of the Common Stock immediately after the proposed Reverse Split will be maintained for any period of time.

    The Board of Directors currently intends to implement the Reverse Split Proposal, if it is approved by shareholders, promptly following such approval. Shareholders who vote against the Reverse Split Proposal are not entitled to dissenters' rights.

EFFECTS OF REVERSE SPLIT

    The Reverse Split will decrease the number of shares of Common Stock issued and outstanding on the Record Date from 14,750,459 shares to 1,475,046 shares. The number of shares of Common Stock authorized by the Company's Articles of Incorporation will not change as a result of the Reverse Split. The Reverse Split will not affect any shareholder's proportionate equity interest in the Company (other than as a result of the treatment of fractional interests, discussed below) or the rights, preferences, privileges or priorities of the Company's Common Stock or its par value per share. Furthermore, the Reverse Split will not affect the shareholders' equity of the Company as reflected in the financial statements of the Company except to change the number of the issued and outstanding shares of Common Stock. In connection with the Reverse Split, appropriate adjustments will be made in the exercise price of, and number of shares issuable under, the Company's outstanding stock options. Shares issued and outstanding pursuant to the Company's 1989 Employee Restricted Stock Award Plan and 1989 Non-Employee Director Restricted Stock Award Plan will be treated the same as all other outstanding shares.

    The following table illustrates the principal effects of the Reverse Split Proposal without giving effect to the Rights Offering.

                                                                NUMBER OF SHARES OF COMMON STOCK
                                                                     (AT DECEMBER 31, 1993)
                                                          ---------------------------------------------
                                                          PRIOR TO REVERSE SPLIT    AFTER REVERSE SPLIT
                                                          ----------------------    -------------------
    Authorized Shares..................................          30,000,000              30,000,000
    Shares Issued and Outstanding......................          14,750,459               1,475,046
    Shares Reserved for Issuance Under Stock Option and
      Other Stock Plans................................             789,525                  78,952
    Shares Available for Issuance......................          14,460,016              28,446,002
    Total Shareholders' Equity.........................         $27,861,000             $27,861,000
    Fully Diluted Book Value per Common Share..........               $1.89                  $18.89

EXCHANGE OF CERTIFICATES

    If the Reverse Split is approved, the Company will notify shareholders of the Effective Date. Shareholders of record on such date (the "Record Holders") will receive a letter of transmittal for use in exchanging certificates representing Old Shares held by such Record Holders for certificates representing New Shares. The Reverse Split would be effective as to all holders of Old Shares, whether or not they are Record Holders and irrespective of whether they vote in favor of, against or abstain from voting on the proposal. Each shareholder would be required to mail all stock certificates representing Old Shares held by such shareholder to the exchange agent named in the letter of transmittal (the "Exchange Agent") in order to receive stock certificates representing New Shares. Until such time as the Old Shares are surrendered, each certificate representing Old Shares would continue to be valid and represent New Shares equal to one-tenth the number of Old Shares.

    No scrip or fractional share certificates representing New Shares will be issued in connection with the Reverse Split, but in lieu thereof, a certificate or certificates evidencing the aggregate of all fractional shares otherwise issuable, rounded, if necessary, to the next higher whole share shall be issued to the Exchange Agent, or its nominee, as agent for the accounts of all holders of Common Stock of the Company otherwise entitled to have a fraction of a share issued to them in connection with the Reverse Split. Sales of fractional interests will be effected by the Exchange Agent as soon as practicable on the basis of prevailing market prices of the Company's Common Stock on the NYSE or other applicable market at the time of sale. After the Effective Date, the Exchange Agent or the Company will pay to such shareholders their pro rata share of the net proceeds derived from the sale of their fractional interests upon surrender of their stock certificates. No service charges or brokerage commissions will be payable by shareholders in connection with the sale of fractional interests, all of which costs will be borne by the Company.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the material federal income tax consequences of the proposed Reverse Split to the Company and its shareholders. This summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular shareholder in light of his, her or its personal investment circumstances or to certain types of shareholders subject to special treatment under federal income tax laws (for example, life insurance companies, tax exempt organizations, broker-dealers and foreign taxpayers) and does not discuss any aspect of state, local or foreign tax laws. The discussion with respect to exchanging shareholders is limited to those who have held prior to the Reverse Split, and will hold immediately following the Reverse Split, shares of Common Stock as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Each shareholder should consult with his, her or its own tax advisor as to the specific tax consequences of the Reverse Split to such shareholder, including the application and effect of state, local and foreign income and other tax laws.

    The Reverse Split should qualify as a tax-free recapitalization under
Section 368(a)(1)(E) of the Code to the extent that shares of Common Stock held prior to the Reverse Split are exchanged for new shares of Common Stock following the Reverse Split, resulting in the following federal income tax consequences:

        1. Neither the Company nor its shareholders will recognize any gain or loss by reason of the exchange.

        2. The new shares of Common Stock issued as a result of the Reverse Split in the hands of a shareholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Common Stock (less that portion, if any, allocable to fractional shares) held by that shareholder immediately prior to the Reverse Split.

        3. The holding period of the new shares of Common Stock issued as a result of the proposed Reverse Split in the hands of a shareholder will include the period during which the shareholder held the shares of Common Stock prior to the Reverse Split.

        4. The payment of cash in lieu of fractional shares of Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the recapitalization and then redeemed by the Company. Consequently, a shareholder will recognize capital gain or loss equal to the difference between the cash received and the shareholder's tax basis in the fractional share surrendered.

VOTE REQUIRED

    Approval of the Reverse Split Proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Common Stock.

    USX Corporation, the owner of 7,500,000 shares of Common Stock, constituting about 51% of the total shares outstanding, has indicated to the Company that it intends to vote in favor of the Reverse Split Proposal.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REVERSE SPLIT PROPOSAL AND RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE REVERSE SPLIT PROPOSAL.

                               OTHER INFORMATION

SECURITY OWNERSHIP

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    To the knowledge of the Company, as of March 1, 1994, no person or group owned beneficially more than five percent of the outstanding Common Stock of the Company except:

           NAME AND ADDRESS OF           AMOUNT AND NATURE OF      PERCENT OF
            BENEFICIAL OWNER             BENEFICIAL OWNERSHIP        CLASS
- --------------------------------       ------------------------     ----------
USX Corporation.................                7,500,000           50.8%
600 Grant Street
Pittsburgh, PA 15219-4776

  SECURITY OWNERSHIP OF MANAGEMENT

    The following table reflects the number of shares of Common Stock of the Company beneficially owned, as of March 1, 1994, by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group:

                                                               PERCENT OF
                                            NUMBER OF         OUTSTANDING
                  NAME                      SHARES(1)          SHARES(2)
- -----------------------------------------   ---------     --------------------
Craig R. Andersson.......................     14,325               --
Neil A. Armstrong........................     11,388               --
Charles C. Gedeon........................      1,900               --
L. Frederick Gieg, Jr....................     44,045               --
Robert M. Hernandez......................     15,000               --
Dan F. Huebner...........................     10,388               --
Keith K. Kappmeyer.......................     10,825               --
William E. Lewellen......................      9,088               --
Louis A. Valli...........................      2,300               --
Wesley W. von Schack.....................      7,725               --
John H. Odle.............................     25,207               --
Timothy G. Rupert........................     15,601               --
All directors and executive officers
  as a group (12 persons)................    167,793              1.1%

- ---------

(1) Does not include 122,900, 63,500 and 26,000 shares, respectively, which Messrs. Gieg, Odle and Rupert had the right to acquire under the Company's Stock Option Incentive Plan.

(2) No percent is shown for ownership of less than one percent of the outstanding shares of Common Stock of the Company.

EXECUTIVE COMPENSATION

    The following table shows the annual and long term compensation paid the chief executive officer and the other three executive officers of the Company for services rendered in all capacities to the Company and its subsidiaries in 1993, 1992 and 1991:

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                             --------------------------------------
                                                                                       AWARDS             PAYOUTS
                                             ANNUAL COMPENSATION             --------------------------  ----------
                                     -----------------------------------                       STOCK     LONG TERM
                                                               OTHER         RESTRICTED       OPTIONS    INCENTIVE
           NAME AND                                            ANNUAL          STOCK           SARS         PLAN      ALL OTHER
      PRINCIPAL POSITION       YEAR   SALARY    BONUS       COMPENSATION     AWARDS(1)      (SHARES)(2)   PAYOUTS    COMPENSATION
- ------------------------------ ----- --------  --------     ------------     ----------     -----------  ----------  ------------
L. Frederick Gieg, Jr......... 1993  $251,109    $--            $--            $40,625         24,000     $--          $--
  President and Chief          1992   248,004     --             --             --             40,000      --           --
  Executive Officer            1991   248,004     --             --             --             21,400      --           --

John H. Odle.................. 1993   126,579     --             --             22,750         12,500      --           --
  Senior Vice President-       1992   125,004     --             --             --             20,000      --           --
  Commercial and Research      1991   125,004     --             --             --             11,000      --

James D. Page(3).............. 1993    61,600     --             --             22,750         12,500      --           --
  Senior Vice President-       1992   104,800     --             --             --             20,000      --           --
  Operations                   1991    96,000     --             --             --              9,000      --           --

Timothy G. Rupert(4).......... 1993   103,104     --             --             19,500         11,000      --           --
  Vice President and           1992   103,104     --             --             --             15,000      --           --
  Chief Financial Officer      1991    34,368     --             --             --             --          --           --

- ---------

(1) As of December 31, 1993, Messrs Gieg, Odle and Rupert held 25,000, 14,000 and 12,000 shares, respectively, of restricted stock under the Company's 1989 Employee Restricted Stock Award Plan. This stock which is scheduled to vest in June, 1996 had a value as of December 31, 1993 of $40,625, $22,750 and $19,500, respectively. Under the Plan cash dividends paid on restricted stock are converted into additional shares of restricted stock.

(2) All stock options granted included stock appreciation rights ("SARs.")

(3) Resigned effective August 1, 1993.

(4) Employed by the Company on September 1, 1991.

    The following tables set forth information with respect to Stock Option/Stock Appreciation Rights Grants and Exercises in 1993 and December 31, 1993 Stock Option/Stock Appreciation Rights Values:

                        STOCK OPTION/SAR GRANTS IN 1993

                                                                                           POTENTIAL
                                                                                           REALIZABLE
                                                                                        VALUE AT ASSUMED
                                                                                        ANNUAL RATES OF
                                               % OF TOTAL                                 STOCK PRICE
                                  OPTIONS/    OPTIONS/SARS                                APPRECIATION
                                    SARS       GRANTED TO   EXERCISE OR                 FOR OPTION TERM
                                   GRANTED    EMPLOYEES IN  BASE PRICE    EXPIRATION   ------------------
              NAME               (SHARES)(1)      1993        ($/SH)         DATE        5%        10%
- -------------------------------- -----------  ------------  -----------   ----------   -------   --------
L. Frederick Gieg, Jr...........    24,000        24 %         $1.625       4/22/03    $63,504   $101,160
John H. Odle....................    12,500        12.5%         1.625       4/22/03     33,075     52,687
James D. Page (2)...............    12,500        12.5%         1.635       4/22/03         --         --
Timothy G. Rupert...............    11,000        11 %          1.625       4/22/03     29,106     43,365

- ---------

(1) All stock options granted included stock appreciation rights.

(2) Resigned effective August 1, 1993. All unexercised options forfeited.

                 AGGREGATED STOCK OPTION/SAR EXERCISES IN 1993
                 AND DECEMBER 31, 1993 STOCK OPTION/SAR VALUES

                                                                  NUMBER OF              VALUE OF
                                     SHARES                      UNEXERCISED           UNEXERCISED
                                   ACQUIRED ON                 OPTIONS/SARS AT         IN-THE-MONEY
                                    EXERCISE       VALUE      DECEMBER 31, 1993      OPTIONS/SARS AT
               NAME                 (SHARES)     REALIZED        (SHARES)(1)        DECEMBER 31, 1993
- -----------------------------     -----------   -----------  --------------------  --------------------
L. Frederick Gieg, Jr...........        --          $--             122,900                 $--
John H. Odle....................        --           --              63,500                  --
Timothy G. Rupert...............        --           --              26,000                  --

- ---------

(1) All stock options granted included stock appreciation rights.

ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Organization and Compensation Committee of the Board has furnished the following report on executive compensation:

    The Organization and Compensation Committee decides or recommends to the Board for its decision all matters of policy relating to compensation of executive management, approves the salaries of officers (other than the president and chief executive officer whose salary is approved by the Board) and administers the Annual Incentive Compensation Plan. The Committee also approves grants of options, stock appreciation rights and restricted stock under, and administers, the Company's Stock Option Incentive Plan and the 1989 Employee Restricted Stock Award Plan.

    Compensation programs for the Company's executive officers are designed to attract, retain and motivate employees who will contribute to achievement of corporate goals and objectives. Elements of executive compensation include salaries, incentive compensation awards and awards under the Stock Option Incentive Plan and the 1989 Employee Restricted Stock Award Plan. The last three of these elements are variable. At its meeting in January, 1993, the Committee also adopted a special Incentive Plan for the year 1993 providing for cash awards to executive management based upon the Company's average aggregate debt levels meeting specified goals.

    As mentioned above, there has been a severe downturn in market conditions in the titanium industry over the last three years. The Company's management has had to contend with a number of factors beyond their control such as aggressive international competition, declining defense and commercial aerospace spending and an uncertain economy. The Committee considers management performance in 1993 to have been excellent under very difficult market conditions. Management took a number of steps which cut operating costs and resulted in numerous efficiencies. Management also aggressively pursued new product applications in the energy industry and elsewhere. The progress to date in this area has been encouraging and management intends to continue their diligent efforts in developing these new product applications as well as their achieving additional improvement in operating costs and efficiencies in serving the Company's traditional markets.

    In making its decisions or recommendations, the Committee has had to take into account the Company's financial results for the last three years, including lack of profit and negative cash flow. The Committee has sought to recognize management performance without increasing the Company's current costs or adversely affecting cash flow. Thus there have been no salary increases or bonuses paid during this period (minor increases in salary numbers shown for 1993 are due to two modest increases which were suspended by management shortly after they were awarded). Despite determined efforts by management, the goals set forth in the special Incentive Plan described above were not met and consequently no awards were granted by the Committee under this Plan. Although the Committee did permit management to reinstate in 1994 the salary increases which were suspended in 1993; it has had to focus primarily upon non-cash items; namely, the Stock Option Incentive and Restricted Stock Plans. In considering grants or awards under these plans, the Committee takes into account the performance of each executive officer and an assessment of the Company's performance against the other two companies in the titanium industry shown in the performance graph. In addition, in considering relative awards under the Stock Option and Restricted Stock Plans, the numbers of shares included in option grants is diminished in the years (usually every 3 years) in which restricted stock is awarded.

    The shares of restricted stock held by the executive officers vested in June of 1993 so the Committee awarded additional restricted stock to the executive officers with a related reduction in the number of shares of stock granted them under the option plan. In determining the amount of these awards, the Committee reviewed data included in a survey of companies of comparable size to the Company made by the Hay Group, compensation consultants. It also took into account past practice in relating the amount of stock awarded to cash compensation as well as the individual performance of the executive officers.

    The compensation of the chief executive officer reflects the same elements, and the Committee considered the same factors described above in determining the chief executive officer's total compensation. In addition, the chief executive officer's leadership and effectiveness in dealing with major corporate problems and opportunities were considered. As noted above, the chief executive officer received no material increase in cash compensation but did receive performance-related stock awards which the Committee considered to be completely justified.

         Neil A. Armstrong, Chairman    Craig R. Andersson    Keith K.Kappmeyer
                    Wesley W. von Schack      Louis A. Valli

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the yearly percentage change in the cumulative shareholder return on the Company's Common Stock with the cumulative total return of the S&P 500 Stock Index and a titanium industry group index consisting of the Company, Oregon Metallurgical Corporation and Tremont Corporation. The graph commences October 29, 1990 since the Company's Common Stock was not publicly traded until April 20, 1990 and Tremont Corporation Common Stock first traded publicly on October 29, 1990.

                      COMPARISON OF THREE-YEAR CUMULATIVE
                       TOTAL RETURN* AMONG RMI TITANIUM,
                       INDUSTRY PEER GROUP AND S&P 500**



                          Oct.        Jan.        Jan.      Jan.      Jan.
                          1990        1991        1992      1993      1994
Titanium Industry         100         132         128        73        62
RMI Titanium Company      100         119          73        28         9
S&P 500                   100         112         163       255       439



Assumes $100 invested on October 29, 1990 in RMI common stock, 3 major titanium producers and S&P 500 Index.

* Total return assumes reinvestment of dividends.   ** Fiscal year ending
December 31.

  PENSION BENEFITS

    The Company has two defined benefit plans, which first became effective at RMI Company in 1971, in which substantially all salaried employees of the Company and its subsidiaries automatically participate (the "Pension Plan"). The Pension Plan recognizes, for certain purposes, services or compensation with RMI Company, Reactive Metals, Inc. (a predecessor of RMI Company), USX, Quantum, or subsidiaries of each. The amounts payable under the Pension Plan will be paid monthly after a participant retires. The table below shows the annual pension benefits for retirement at age 65 (or earlier under certain circumstances) assuming no election of any dependent or surviving spouse feature, for various levels of eligible earnings which would be payable to employees retiring with representative years of service based on a formula of a specified percentage (dependent on years of service) of average annual eligible earnings in the five consecutive years of the ten years prior to retirement in which such earnings are highest. Eligible compensation includes only base salary. Incentive awards and similar benefits are excluded, although the amount of such benefits is included on the Summary Compensation Table. Benefits payable under the Pension Plan, and amounts reflected in the following table are subject to offsets for social security benefits and, in certain instances, pensions payable under the USX and the Quantum pension plans. As of December 31, 1993, Messrs. Gieg, Odle and Rupert had 41, 16 and 25 credited years of service, respectively.

                         ESTIMATED ANNUAL GROSS BENEFITS PAYABLE FROM PENSION
                                                 PLANS
                       ---------------------------------------------------------
     AVERAGE
   CONSECUTIVE                   ANNUAL BENEFITS FOR YEARS OF SERVICE
HIGHEST 5 YEARS OF     ---------------------------------------------------------
   COMPENSATION          10          15          30           40           45
- ------------------     -------     -------     -------     --------     --------
     $100,000          $12,500     $18,750     $ 37,500     $ 51,000     $ 57,750
      200,000           25,000      37,500       75,000      102,000      115,500
      300,000           37,500      56,260      112,500      153,000      173,250

    USX has agreed to provide Messrs. Gieg and Rupert, each a former employee of USX, certain pension and death and disability benefits necessary to supplement like benefits payable under the Company plans so that the aggregate of such payments to each such person equals what he would have received had he remained employed by USX.

    USX maintains the USX Corporation Pension Plan for Employees (the "USX Plan") which provides defined benefits for USX employees using a different formula than that used by the Company plan described above. Upon their retirement from the Company, Messrs. Gieg, and Rupert will receive a pension from the Company Pension Plan and the USX Plan, with the benefits paid from the USX Plan calculated on service with USX and USX subsidiaries prior to their employment by the Company. The combined benefits payable annually to Messrs. Gieg and Rupert under the USX Plan (which relates to employment by USX) and from USX pursuant to the supplemental agreements described above, if they retire at age 65 and if their compensation remains at current levels, would be approximately $220,266 and $66,298, respectively.

  SUPPLEMENTAL PENSION PLAN

    Officers and key employees who participate in the Incentive Compensation Plan are also eligible for the RMI Company Supplemental Pension Program ("Supplemental Pension"), which first became effective at RMI Company on August 1, 1987. Eligible employees who retire or otherwise terminate employment after age 60, or prior to age 60 with Company consent, under conditions of eligibility for an immediate pension under the terms of the Pension Plan will be entitled to receive a Supplemental Pension. The annual Supplemental Pension (which is paid in monthly installments following retirement), is equal to the product of (i) the annual average of the total bonuses paid or credited to the participant pursuant to the Incentive Plan on or after January 1, 1985, during the five years in which total bonus payments or credits were the highest out of the last ten consecutive years prior to retirement, multiplied by (ii) a percentage equal to 1.5% multiplied by the employee's years of continuous service with USX, Quantum, any subsidiary of either company, RMI Company and the Company. Bonuses paid under the Incentive Compensation Plan while it was maintained by RMI Company as well as any bonuses paid under any successor cash incentive plan adopted by the Company will be recognized for purposes of benefit calculations. Upon retirement, a participant's Supplemental Pension will not be less than the greatest benefit that the participant would have been entitled to at the end of any earlier year in which he was eligible to participant in the plan if the participant had retired at that time. Participants may elect to receive an actuarially equivalent lump sum payment in lieu of the monthly Supplemental Pension. The Supplemental Pension Program also provides survivor benefits.

    As of December 31, 1993, Messrs. Gieg, Odle and Rupert had 41, 16 and 25 credited years of service, respectively, for purposes of this plan.

  RMI EXCESS BENEFITS PLAN

    The Company's Excess Benefits Plan, adopted by the Board of Directors on July 18, 1991, provides for payment to eligible participants of pension benefits that would be payable under the Pension Plan were it not for certain benefit limitations set forth in the Internal Revenue Code of 1986, as amended. Such benefits are generally payable at the same time and in the same form as benefits under the Pension Plan, except that a participant may elect to receive an actuarially equivalent lump sum distribution at the time such benefit payments would otherwise commence.

    As of December 31, 1993, Mr. Gieg was the only participant in the Excess Benefits Plan.

  EMPLOYMENT CONTRACTS

    Messrs. Gieg, Odle and Rupert each have an employment contract with the Company, expiring February 1, 1997, pursuant to which they will be paid an annual salary as set forth in the agreement, subject to increases from time to time in the sole discretion of the Company. All agreements provide that in the event of an executive's death, or if the executive's employment is terminated because of physical or mental disability, the executive's right to compensation under such agreement terminates. These agreements also provide that the Company may terminate the services of each executive for gross misconduct in the course of such employment. The agreements also obligate the Company to make an interest-free loan to the executive if the Company makes the Rights Offering. The loans would be in an amount sufficient to enable the executive to purchase the additional shares of Common Stock covered by the Basic Subscriptions Privilege included in Rights issued in connection with Common Stock owned by the executive at the time of the Rights Offering. The loans would be repayable by the executive in three equal annual installments. These agreements further provide that each executive will not, for a period of 18 months after the end of the employment period or employment termination, whichever occurs first, be employed by, or otherwise participate in, any business which competes with the Company or engages in the titanium business.

  CERTAIN TRANSACTIONS

    The Company, in the ordinary course of business, purchases goods and services from USX. The cost of such transactions to the Company in 1993 amounted to approximately $89,378

SHAREHOLDER PROPOSALS

    Proposals of security holders intended to be presented at the 1994 Annual
Meeting of Shareholders must be received no later than November   , 1994, for
inclusion in the proxy statement and proxy for that meeting.

                                             By Order of the Board of Directors

                                                       RICHARD M. HAYS
                                                          Secretary

Dated: March   , 1994

                                                                       EXHIBIT I

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                              RMI TITANIUM COMPANY

                         PURSUANT TO SECTION 71 OF THE
                  GENERAL CORPORATION LAW OF THE STATE OF OHIO

    RMI TITANIUM COMPANY, a corporation organized and existing under the laws of the State of Ohio (the "Company"), DOES HEREBY CERTIFY:

    FIRST: That at a meeting of the Board of Directors on January 28, 1994, resolutions were duly adopted setting forth a proposed amendment to the Amended Articles of Incorporation of the Company, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of the shareholders of the Company. The resolution setting forth the proposed amendment is as follows:

    "RESOLVED, that the Board of Directors of this Company hereby declares it advisable that Article FOURTH of the Amended Articles of Incorporation of the Company be amended by adding as the second paragraph of Article FOURTH the following:

    "Upon the effectiveness of this Certificate of Amendment, each share of common stock of the Company, par value $.01 per share, that is issued and outstanding shall be changed, ipso facto and without any other action on the part of the holders of such common stock, into one-tenth ( 1/10) share of the common stock of the Company, par value $.01 per share."

    SECOND: That thereafter, pursuant to resolution of the Board of Directors of the Company, the annual meeting of the shareholders of the Company was duly called and held, upon notice in accordance with Section 41 of the General Corporation Law of the State of Ohio, at which meeting the necessary number of shares as required by statute and the Articles of Incorporation were voted in favor of the amendment.

    THIRD: That said amendment was duly adopted in accordance with the provisions of the General Corporation Law of the State of Ohio.

    [FOURTH: This Certificate of Amendment to the Articles of Incorporation shall be effective as of the close of business on the date on which it is filed with the office of the Secretary of State of the State of Ohio.]

    IN WITNESS WHEREOF, RMI Titanium Company has caused this certificate to be signed by L. Frederick Gieg, Jr., its President and Chief Executive Officer and
attested by R. M. Hays, its Secretary this     day of April, 1994.

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ATTEST:                                           RMI TITANIUM COMPANY

- ---------------------------------------------     By-------------------
R. M. Hays                                        L. Frederick Gieg, Jr.
Secretary                                         President
                                                  and Chief Executive Officer
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                                      II-1

                         RMI TITANIUM COMPANY
                         1000 WARREN AVENUE, NILES, OHIO 44446

                         PROXY FOR 1994 ANNUAL MEETING

     SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RMI TITANIUM COMPANY

    The undersigned hereby appoints L. FREDERICK GIEG, JR., ROBERT M. HERNANDEZ AND RICHARD M. HAYS, or any of them, proxies to vote all shares of Common Stock which the undersigned is entitled to vote with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of RMI Titanium Company on March 31, 1994, and any adjournments thereof, upon the matters as may properly come before such meeting. SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS PROXY CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

                PLEASE COMPLETE, DATE AND SIGN THE REVERSE SIDE.

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  -------
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THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED "FOR" ALL PROPOSALS.

The Board of Directors recommends a Vote FOR:
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1. Proposal No. 1--Election of Neil A. Armstrong, Robert M. Hernandez and Wesley W. von Schack as Class I directors.

       FOR              WITHHELD         (To withhold authority  for any individual nominee, write that nominee's name
  all nominees          from all         in the space follows:______________________________________________________.)

        0                   0

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
2. Proposal No. 2--Election of Price Waterhouse as           3. Proposal No. 3--Amendment of Articles of
   independent accountants for 1994.                             Incorporation.


      For     Against   Abstain                                        For     Against   Abstain

       0         0         0                                            0         0         0
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                                  Dated:_______________________, 1994

                                  ___________________________________

                                  ___________________________________
                                        (Signature or Signatures)

                                   Please sign EXACTLY as your name
                                   appears hereon. When signing as a
                                   fiduciary or corporate officer,
                                   give full title. Joint owners
                                   should both sign.